As filed with the Securities and Exchange Commission on February
7, 2000
                    Registration Statement No. 33_______________

                    ------------------------

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                   -------------------------
                            FORM S-8
                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933

                       INTEL CORPORATION
     (Exact name of registrant as specified in its charter)

           Delaware                             94-1672743
(State or Other Jurisdiction of              (I.R.S. Employer
Incorporation or Organization)            Identification Number)

                   2200 Mission College Blvd.
               Santa Clara, California 95052-8119
      (Address of Principal Executive Offices) (Zip Code)

  The Level One Communications, Incorporated 1993 Stock Option
                             Plan,
 The Level One Communications, Incorporated 1985 Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan,
   The Level One Communications, Incorporated Employee Stock
                         Purchase Plan,
      The Jato Technologies, Inc. 1997 Stock Option Plan,
         The San Francisco Telecom Stock Option Grants,
 The Acclaim Communications 1996 Stock Option Plan, as amended
         July 14, 1997, as assumed by Intel Corporation
                   (Full title of the Plans)

                     F. THOMAS DUNLAP, JR.
         Vice President, General Counsel and Secretary
                       Intel Corporation
                   2200 Mission College Blvd.
               Santa Clara, California 95052-8119
                         (408) 765-8080
            (Name and address of agent for service)
 (Telephone number, including area code, of agent for service)

                           Copies to:
                    RONALD O. MUELLER, ESQ.
                  Gibson, Dunn & Crutcher LLP
             1050 Connecticut Avenue, NW, Suite 900
                      Washington, DC 20036
                         (202) 955-8500

  ============================================================
                CALCULATION OF REGISTRATION FEE
  ============================================================
                        Proposed       Proposed
 Title of   Amount to    maximum        maximum      Amount of
securities     be       offering       aggregate   registration
  to be    registered   price per      offering       fee (1)
registered              share (1)      price (1)
--------------------------------------------------------------
Common       86,600     $99.0625     $8,578,812.50   $2,264.81
Stock par
value
$.001 per
share
============================================================
1.    The  average  of  the  high and low sales  prices  of  the
  Registrant's common stock, par value $.001 per share, as reported by The Nasdaq National Market System on February 1,
  2000.   Calculated solely for purposes of this offering  under
  Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the maximum offering price per share that such options may be exercised.
============================================================

                          INTRODUCTION

This Registration Statement on Form S-8 is filed by Intel Corporation, a Delaware corporation (the "Company," "Corporation" or the "Registrant"), relating to 86,600 shares of its common stock, par value $0.001 per share (the "Common Stock"), issuable to eligible employees of the Company under the Level One Communications, Incorporated 1993 Stock Option Plan, the Level One Communications, Incorporated 1985 Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan, the Level One
Communications, Incorporated Employee Stock Purchase Plan, the Jato Technologies, Inc. 1997 Stock Option Plan, the San Francisco Telecom Stock Option Grants, the Acclaim Communications 1996 Stock Option Plan, as amended July 14, 1997, as assumed by Intel
Corporation  (collectively,  the "Plans").   The  Shares  are  in
addition to the 6,525,131 Shares registered on the Company's Post-Effective Amendment No. 1 on Form S-8 to Form S-4 filed on August
13,  1999  (the  "Prior  Registration Statement").   Pursuant  to
Instruction E of Form S-8, the contents of the Prior Registration Statement, to the extent relating to the registration of the Shares and except as otherwise set forth in this Registration Statement, are incorporated by reference herein.

Item 8.       Exhibits.

Exhibit No.   Description
----------    -----------

4.1* Intel Corporation Restated Certificate of Incorporation dated May 11, 1993 and Certificate of Amendment to the Restated Certificate of Incorporation dated June 2, 1997 (incorporated by reference to Exhibit 3.1 of Registrant's Form 10-K as filed on March 25, 1998).

4.2* Intel Corporation Bylaws as amended (incorporated by reference to Exhibit 3.1 of Registrant's Form
              10-Q for the quarter ended September 26, 1998 as filed on November 10, 1998).

4.3* Agreement to Provide Instruments Defining the Rights of Security Holders (incorporated by reference to Exhibit 4.1 of Registrant's Form 10-K, Commission File No. 0- 6217, as filed on March 28, 1986).

5.1           Legal Opinion of Gibson, Dunn & Crutcher LLP.

23.1 Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

23.2          Consent   of   Ernst   &  Young  LLP,   Independent
              Auditors.

24.1**        Power of Attorney.

* Incorporated by reference.
**Previously filed.

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 31st day of January, 2000.

                              INTEL CORPORATION


                              By:/s/F. Thomas Dunlap, Jr.
                                 --------------------------
                                 F. Thomas Dunlap, Jr.
                                 Vice President and Secretary


Each person whose signature appears below constitutes and appoints F. Thomas Dunlap, Jr. and Andy D. Bryant, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature               Title                       Date

/s/Gordon E. Moore      Chairman Emeritus and       Jan. 31, 2000
Gordon E. Moore         Director

/s/Andrew S. Grove      Chairman of the Board       Jan. 31, 2000
Andrew S. Grove


/s/Craig R. Barrett     President and Chief         Jan. 31, 2000
Craig R. Barrett        Executive Officer


/s/Andy D. Bryant       Senior Vice President,      Jan. 31, 2000
Andy D. Bryant          Principal Accounting and
                        Chief Financial Officer
                        and  Enterprise  Services
                        Officer

/s/John Browne          Director                    Jan. 31, 2000
John Browne

/s/Winston H. Chen      Director                    Jan. 31, 2000
Winston H. Chen

/s/D. James Guzy        Director                    Jan. 31, 2000
D. James Guzy

/s/David S. Pottruck    Director                    Jan. 31, 2000
David S. Pottruck

/s/Jane E. Shaw         Director                    Jan. 31, 2000
Jane E. Shaw

/s/Leslie L. Vadasz     Director                    Jan. 31, 2000
Leslie L. Vadasz

/s/David B. Yoffie      Director                    Jan. 31, 2000
David B. Yoffie

/s/Charles E. Young     Director                    Jan. 31, 2000
Charles E. Young

                        INDEX TO EXHIBITS

Exhibit No.  Description
-----------  -----------
5.1          Legal Opinion of Gibson, Dunn & Crutcher LLP.

23.1 Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

23.2         Consent of Ernst & Young LLP, Independent Auditors.

                                                      EXHIBIT 5.1

           [Letterhead of Gibson, Dunn & Crutcher LLP]
              1050 Connecticut Avenue NW, Suite 900
                      Washington, DC 20036

                        February 3, 2000

Intel Corporation
2200 Mission College Boulevard
Santa Clara, California  95052

Re:  Registration Statement on Form S-8 of Intel Corporation

Ladies and Gentlemen:

       We refer to the registration statement on Form S-8 ("Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act") filed by Intel Corporation, a
Delaware  corporation  (the  "Company"),  with  respect  to   the
proposed offering by the Company of up to 86,600 shares (the "Shares") of the common stock of the Company, $.001 par value per share (the "Common Stock"), in addition to 6,525,131 shares of Common Stock previously registered under a separate registration statement, which are subject to issuance by the Company upon exercise of options granted under the Level One Communications,
Incorporated   1993   Stock   Option   Plan,   the   Level    One
Communications, Incorporated 1985 Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan, the Level One
Communications, Incorporated Employee Stock Purchase Plan, the Jato Technologies, Inc. 1997 Stock Option Plan, the San Francisco Telecom Stock Option Grants, the Acclaim Communications 1996 Stock Option Plan, as amended July 14, 1997 (the "Plans") assumed by the Company as of August 10, 1999 pursuant to the terms of the Agreement and Plan of Merger, dated as of March 4, 1999 among the Company, Intel RSW Corporation, a Delaware corporation and wholly-owned subsidiary of the Company, and Level One Communications, Incorporated, a Delaware corporation.

      We have examined the originals or certified copies of such corporate records, certificates of officers of the Company and/or public officials and such other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies.

      Based on our examination mentioned above, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that (i) the issuance by the Company of the Shares has been duly authorized and (ii) upon payment of the option exercise price and issuance of the Shares in accordance with the terms of the Plans, the Shares will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

      We are admitted to practice in the State of New York, and are not admitted to practice in the State of Delaware. However, for the limited purposes of our opinion set forth above, we are generally familiar with the General Corporation Law of the State of Delaware (the "DGCL") as presently in effect and have made such inquiries as we consider necessary to render this opinion with respect to a Delaware corporation. This opinion letter is limited to the laws of the State of New York and the DGCL, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdictions be changed after the date hereof by legislative action, judicial decision or otherwise.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Securities and Exchange Commission.

                              Very truly yours,

                              /s/GIBSON, DUNN & CRUTCHER LLP

                                                     EXHIBIT 23.2

       CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Level One Communications, Incorporated 1993 Stock Option Plan, the Level One Communications, Incorporated 1985 Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan, the Level One
Communications, Incorporated Employee Stock Purchase Plan, the Jato Technologies, Inc. 1997 Stock Option Plan, the San Francisco Telecom Stock Option Grants, and the Acclaim Communications 1996 Stock Option Plan, as amended July 14, 1997, as assumed by Intel Corporation, of our report dated January 11, 1999, with respect to the consolidated financial statements and schedule of Intel Corporation included in and/or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 26, 1998, filed with the Securities and Exchange Commission.

                              /s/ Ernst & Young LLP

San Jose, California
February 1, 2000